Exhibit 10.2

THE PANTRY, INC.

INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

The purpose of The Pantry, Inc. Incentive Compensation Plan (the “Plan”) is to promote outstanding Company performance and align the interests of Participants with those of Company stockholders by linking the payment of annual cash bonuses to the achievement of specific annual performance goals derived from the Company’s business plan.

ARTICLE II

DEFINITIONS

The following definitions are applicable to the Plan:

1. “Administrator”: The Committee.

2. “Award”: A cash bonus payable to a Participant hereunder.

3. “Award Target per Performance Measure”: The portion of a Participant’s Total Award Target attributable to performance as measured against a particular Performance Measure. Each Participant’s Total Award Target is determined annually by the Administrator and communicated to the Participant in writing at the outset of the Year.

4. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

5. “Company”: The Pantry, Inc., or any successor to it in the ownership of substantially all of its assets.

6. “Committee”: The Compensation and Organization Committee of the Company’s board of directors.

7. “EBITDA”: For a given Year, the sum of each of the following, each of which shall be determined in accordance with GAAP: (a) net income from continuing operations (excluding extraordinary gains or losses or any cumulative effect from a change in accounting principle) for such Year, plus (b) an amount which, in the determination of net income for such Year, has been deducted for (i) interest expense, (ii) income taxes, (iii) depreciation expense, and (iv) amortization expense. “Region EBITDA” means EBITDA determined with respect to one of the Company’s regions after adjusting for allocations of corporate overhead in accordance with Company practices. “Division EBITDA” means EBITDA determined with respect to one of the Company’s divisions after adjusting for allocations of corporate overhead in accordance with Company practices. The target Region EBITDA and Division EBITDA for a given Year are based on the Company’s approved Region EBITDA and Division EBITDA budget estimates, respectively, for that Year as revised from time to time for current-year acquisitions based on management’s reasonable growth estimates.

8. “EPS”: Diluted earnings per share for a given Year on a consolidated basis for such Year for the Company and its subsidiaries determined in accordance with GAAP. The target EPS for a given Year is based on the Company’s approved EPS budget estimates for that Year as revised from time to time for current-year acquisitions based on management’s reasonable growth estimates.

9. “GAAP”: Accounting principles generally accepted in the United States, consistently applied.

10. “Gasoline Gallons Growth”: For a given Year, Growth in gallons sold. “Region Gasoline Gallons Growth” means Gasoline Gallons Growth within a specific region. “Division Gasoline Gallons Growth” means Gasoline Gallons Growth within a specific division. The target Gasoline Gallons Growth, Region Gasoline Gallons Growth and Division Gasoline Gallons Growth for a given Year are based on the Company’s approved budget estimates for that Year.

11. “Growth”: Year-over-year increase calculated by including only retail convenience stores continuously operated by the Company, Region, or Division, as applicable, throughout the entire prior Year and the entire current Year. For the avoidance of doubt, this term includes only organic growth and excludes the effect of stores that were acquired or disposed of during the previous or the current Year.

12. “Maximum Performance Level”: As defined in Article V, Section 4.

13. “Merchandise Sales Growth”: For a given Year, Growth in merchandise sales. “Region Merchandise Sales Growth” means Merchandise Sales Growth within a specific region. “Division Merchandise Sales Growth” means Merchandise Sales Growth within a specific division. The target Merchandise Sales Growth, Region Merchandise Sales Growth and Division Merchandise Sales Growth for a given Year are based on the Company’s approved budget estimates for that Year.

14. “Participant”: An employee of the Company or its subsidiaries who is selected pursuant to Article IV hereof to be eligible to receive an Award under the Plan.

15. “Participant Level”: The employment level of each Participant as set forth in Exhibit A hereto.

16. “Performance Measure”: A goal established for measuring the performance of the Company, or one of its regions or divisions, used for the purpose of computing an Award for a Participant. The Administrator has the discretion to determine both the projected and the actual figures for each Performance Measure, and to make adjustments for acquisitions, offerings or other events that occur during the Year, as it deems appropriate in its discretion.

17. “Plan”: The Incentive Compensation Plan of the Company as contained herein, and as may be amended from time to time.

18. “Target Performance Level”: As defined in Article V, Section 4.

19. “Threshold Performance Level”: As defined in Article V, Section 4.

20. “Total Award Target”: The dollar amount of the Award a Participant may receive for a Year if Target Performance Levels are attained for each Performance Measure. This amount is generally expressed as a percentage of a Participant’s base pay. Each Participant’s Total Award Target is determined annually by the Administrator and communicated to the Participant in writing at the outset of the Year. The actual amount of a Participant’s Award may be larger or smaller than his or her Total Award Target depending on actual performance and as otherwise determined by the Administrator in its discretion.

21. “Year”: The Company’s fiscal year.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. Except as otherwise provided herein, the Administrator shall have sole and complete authority to: (1) select the Participants; (2) establish and adjust (either before or during the relevant Year) a Participant’s Participant Level; (3) establish and adjust (either before or during the relevant Year) a Participant’s Performance Measures, their relative weight in determining a Participant’s Award, and the performance criteria necessary for attainment of various Performance Levels; (4) determine the total payout under the Plan; (5) approve Awards; (6) establish from time to time regulations for the administration of the Plan; and (7) interpret the Plan, making all determinations deemed necessary or advisable for the administration of the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee without a meeting, shall be the acts of such Committee.

ARTICLE IV

PARTICIPATION

Each Year, the Administrator shall select from among the existing employees of the Company and its subsidiaries those who shall be Participants in the Plan and shall determine each such Participant’s Participant Level on the basis of his or her job responsibilities and potential to make significant contributions to Company’s success. No employee shall at any time have a right to be selected as a Participant in the Plan for any Year or, having been selected as a Participant for one Year, have the right to be selected as a Participant in any other Year.

ARTICLE V

AWARDS

1. Calculating the Awards. To calculate the Award for each Level One, Level Two, Level Three and Level Four Participant, the Administrator will determine the relevant Performance Measures for the Participant, the Award Target for each Performance Measure and the Performance Level achieved for each Performance Measure. Then, for each relevant Performance Measure, the Administrator will multiply the Award Target for that Performance Measure by the appropriate percentage given the Performance Level achieved for that Performance Measure, and add the totals, as explained below. The Administrator has discretion to revise the result of this calculation upwards or downwards as it deems appropriate.

2. Determining the Relevant Performance Measures.

A. The Performance Measures used in determining Awards of Level One and Level Two Participants are (i) EPS, (ii) Merchandise Sales Growth and (iii) Gasoline Gallons Growth.

B. The Performance Measures used in determining the Awards of Level Three Participants are (i) Region EBITDA, (ii) Region Merchandise Sales Growth and (iii) Region Gasoline Gallons Growth.

C. The Performance Measures used in determining the Awards of Level Four Participants are (i) Division EBITDA, (ii) Division Merchandise Sales Growth and (iii) Division Gasoline Gallons Growth.

3. Determining the Award Target per Performance Measure. Each Year, the Administrator shall determine the Award Target for each Performance Measure used with respect to each Participant. Essentially, these Award Targets reflect the relative weight assigned to each Performance Measure. These relative weights may vary from one Participant to another within a Participant Level and from one Participant Level to another, in each case as the Administrator determines in its discretion. Further, the Administrator shall be free to determine not to use a particular Performance Measure with a particular Participant Level or a particular Participant, in which case the relative weight assigned to that Performance Measure, and thus the Award Target for that Performance Measure, will be zero (0).

4. Determining Performance Levels per Performance Measure. There are three levels of performance related to each Performance Measure: threshold, target, and maximum. The threshold level of performance (“Threshold Performance Level”) is attained at 90% of a Performance Measure; the target level of performance (“Target Performance Level”) is attained at 100% of a Performance Measure; and the maximum level of performance (“Maximum Performance Level”) is attained at 120% of a Performance Measure.

5. Determining the Appropriate Payout Percentage Given Performance Level. The appropriate payout percentage varies with the performance level attained for each Performance Measure.

A. For Participants in Level One, where the Threshold Performance Level is attained for a given Performance Measure, the appropriate payout percentage is 25%; where the Target Performance Level is attained, the appropriate payout percentage is 100%; and where the Maximum Performance Level is attained or exceeded, the appropriate payout percentage is 200%. For any performance greater than the Threshold Performance Level and less than the Maximum Performance Level but not equal to the Target Performance Level, the appropriate payout percentage will be interpolated on a straight-line basis accordingly. For any performance below the Threshold Performance Level, the appropriate payout percentage is 0%.

B. For Participants in Levels Two through Four, where the Threshold Performance Level for a given Performance Measure is attained, the appropriate payout percentage is 50%; where the Target Performance Level is attained, the appropriate payout percentage is 100%; and where the Maximum Performance Level is attained or exceeded, the appropriate payout percentage is 150%. For any performance greater than the Threshold Performance Level and less than the Maximum Performance Level but not equal to the Target Performance Level, the appropriate payout percentage will be interpolated on a straight-line basis accordingly. For any performance below the Threshold Performance Level, the appropriate payout percentage is 0%.

6. Change of Job Status. At the discretion of the Administrator, employees may become Participants during a Year based on promotions and may receive an Award pro rated for the length of time served in the qualifying job and the Performance Measures achieved while in the qualifying job. Similarly, at the discretion of the Administrator, employees who cease to be Participants during a year because they move to a non-qualifying job may receive an award pro rated for the length of time served in the qualifying job and the performance measures achieved while in the qualifying job.

7. New Participants. Any Award that is earned during the Year of selection shall be pro rated based on the length of time served in the qualifying job; provided, however, that employees hired after the end of the Company’s third fiscal quarter will not be eligible to participate in that Year.

8. Reduction of Award Amount. In the event of documented performance deficiencies of a Participant during a Year, the Administrator, in its discretion, may reduce the Award payable to such Participant for such Year.

ARTICLE VI

PAYMENT OF AWARDS

1. Payment of Awards. Awards under the Plan shall generally be paid within 30 days of the receipt of audited financial statements but in no case later than March 15th following the close of the Year for which the Awards are being paid. Awards shall not be deemed earned under the Plan unless and until actually paid.

2. Termination of Employment. Except as otherwise determined by the Administrator in its discretion, if the employment of a Participant terminates prior to the date on which Awards are paid, then the Participant shall not receive a Plan Award, except that where a

Participant’s termination of employment is as a result of disability or death, the Participant, or his or her estate or personal representative in the event of death, shall have the right to receive the Participant’s Award, pro rated for the length of time during the Year the Participant worked. Any payments made following a Participant’s termination of employment shall be paid on the date on which they would otherwise have been paid, or on such later date as may be necessary to satisfy the requirements of Section 409A of the Code.

3. Payment of Awards to Covered Employees. To the extent Awards payable under the Plan are payable to a “Covered Employee” as that term is defined in Section 162(m) of the Code, such Awards shall be paid through the Company’s 2007 Omnibus Plan, which expressly permits payments of performance-based compensation to Covered Employees provided that such payments (i) do not exceed five million dollars ($5,000,000) per Participant per Year and (ii) are based on certain specified performance measures, which include the Performance Measures set forth herein.

ARTICLE VII

MISCELLANEOUS

1. Assignments and Transfers. The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except by will or the laws of descent and distribution.

2. Employee Rights Under the Plan. No Company employee or other person shall have any claim or right to be granted an Award under the Plan or any other incentive bonus or similar plan of the Company. Neither the Plan, participation in the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any successor.

3. Withholding. The Company shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld with respect to such cash payments.

4. Amendment or Termination. The Administrator may in its sole discretion amend, suspend or terminate the Plan or any portion thereof at any time.

5. Governing Law. This Plan shall be construed and governed in accordance with the laws of the State of North Carolina.

6. Effective Date. This Plan shall be effective as of January 31, 2007.

7. Entire Agreement. This document (including any exhibits attached hereto and any future amendments to said exhibits that may be made by the Administrator) sets forth the entire Plan.

EXHIBIT A

PARTICIPANT LEVELS

Level One Participants

President, Chief Executive Officer and Director

Senior Vice President, Administration

Vice President, Finance and Chief Financial Officer

Senior Vice President, Operations

Senior Vice President, Fuels

Senior Vice President, Human Resources

Level Two Participants

Group Vice Presidents

Corporate Vice Presidents

Corporate Directors

Managers/Professional Staff

Supervisor/Technical/Administrative

Level Three Participants

Region Vice Presidents

Level Four Participants

Division Directors